Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237426) and on Forms S-8 (No. 333-55346, No. 333-82422, No. 333-164441, No. 333-192673, No. 333-198455, No. 333-204282, No. 333-234238, No. 333-235366, No. 333-235365 and No. 333-235364) of ViacomCBS Inc. of our report dated February 24, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2021